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                                                                     EXHIBIT 2.9



                          Protocol Communications, Inc.
                               2197 Ringling Blvd.
                             Sarasota, Florida 34237

                                                                November 4, 1998

Joseph Post
Strategic Alternatives, Inc.
902 Albee Road
Nokomis, Florida  34275

Dear Joe,

         Reference is made to the Stock Purchase Agreement, dated October 30, 1998 (the "Purchase Agreement"), between Protocol Communications, Inc., Protocol Holdings, Inc., Strategic Alternatives, Inc. d/b/a Strategic Alternatives, Inc. of Florida and Joseph Post. Capitalized terms not defined herein are used as defined in the Purchase Agreement.

         The parties hereby agree to amend Section 1.4(c)(iv) of the Purchase Agreement as follows:

         "(iv) in the event that the sum of [******] shall exceed Net Current Assets (as defined below), the Cash Purchase Price shall be reduced [*******]."

         Except as modified hereby, the Purchase Agreement remains in full force and effect.

                                         Very Truly Yours,
                                         PROTOCOL COMMUNICATIONS, INC.


Accepted and Agreed:                     By:  /s/ STEPHEN G. MCLEAN
                                            ----------------------------------
                                              Stephen G. McLean
                                              President

/s/ JOSEPH POST
-----------------------------
Joseph Post


STRATEGIC ALTERNATIVES, INC. d/b/a
STRATEGIC ALTERNATIVES, INC. OF FLORIDA


By: /s/ JOSEPH POST
   ------------------------------
   Joseph Post
   President


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In this Exhibit, "[***]" represents material omitted from this Exhibit and filed separately with the Securities and Exchange Commission and for which Confidential Treatment has been requested.